SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement"), entered into this 23rd day of February 2005, is by and between Caneum, Inc., a Nevada corporation (hereinafter the "Company"), and Eric Chess Bronk, an individual (hereinafter the "Consultant").

                                 RECITALS:

     WHEREAS, on or about October 28, 2004, the Company granted to the Consultant options to purchase 150,000 shares of common stock of the Company, exercisable at $0.75 per share and subject to certain vesting requirements;

     WHEREAS, these options were granted for consulting services provided by the Consultant prior to the date of the grant;

     WHEREAS, the options were granted pursuant to the Company's Stock Option Stock Issuance Plan;

     WHEREAS, 37,500 of the options granted were granted in excess of the number of shares authorized under the plan which required that the options would lapse if the plan were not amended to increase the number of shares authorized to include the shares underlying the options granted to Mr. Bronk;

     WHEREAS, that Company was unable to amend the plan within such period and the 37,500 options lapsed;

     WHEREAS, the Company wishes to grant to the Consultant warrants to purchase shares of the Company's common stock at $0.75 per share, in part to replace the options which lapsed and to reward the Consultant for additional services performed subsequent to the original grant of options.

     NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the parties hereto agree as follows:

     1. Issuance of Warrants. The Company shall, and hereby does, issue to the Consultant 50,000 warrants to purchase shares of the Company's common stock as provided in the Warrant Certificate attached hereto as Exhibit A and incorporated herein. Immediately upon execution of this Agreement by the Consultant, the Company shall deliver the warrant certificate to the Consultant.

     2. Release of Claims. In connection with the lapsing of the 37,500 options granted to the Consultant on or about October 28, 2004, the Consultant hereby releases, forgives, and waives any cause of action against the Company, its officers, or directors, which the Consultant may have in connection with the lapse of such options. Without limiting the generality of the foregoing, the Consultant expressly waives all rights under Section 1542 of the Civil Code of California, which states:

          A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     3. Vesting of Remaining Options. Consultants hereby acknowledges and agrees that the lapsed options shall be treated as and were vested options and that the remaining options shall vest in accordance with the provisions of the original grant of options.

     4. Representations and Warranties of the Consultant. The Consultant represents and warrants to the Company as set forth below. These representations and warranties are made as an inducement for the Company to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Company would not be a party hereto.

          a. Restricted Securities. The Consultant understands that the warrants to be issued to him will not have been registered pursuant to the Securities Act of 1933, or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC").

          b. Accredited Investor. The Consultant is an accredited investor as defined in Rule 501 of Regulation D.

          c. Non-distributive Intent. The Consultant acknowledges that the warrants are acquired for his own account and not with the present view towards the distribution thereof and he will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder, and that an appropriate legend will be placed upon each of the certificates representing the warrants.

          d. Evidence of Compliance with Private Offering Exemption. The Consultant has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of the Consultant is of such proportion that the total cost of such person's commitment in the warrants would not be material when compared with its total financial capacity.

          e. Access to Information. The Consultant has received and read and is familiar with information concerning the Company publicly available on the SEC website, and confirms that all documents, records, and books pertaining to this proposed investment have been made available to him.

          f. Opportunity to Ask Questions. The Consultant has had the opportunity to question and receive answers from representatives of the Company concerning the terms and conditions of the proposed investment and the business of the Company. In addition, the Consultant has received all requested additional information and documents.

          g. Limitations on Transfer of Shares. The Consultant acknowledges that he is aware that there are substantial restrictions on the transferability of the warrants. Since the warrants will not be registered under the Securities Act or any applicable state securities laws, the warrants may not be, and the Consultant agrees that they shall not be, transferred unless the warrants are registered under the Securities Act and state securities laws or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations.

     4.   Miscellaneous Provisions

          a. Default Costs. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of California.

          b. Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

          c. Waiver and Amendment. Neither this Agreement nor any provision hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

          d. Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service, or by facsimile, or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, to the party entitled to receive the same.

          e. Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in Orange County, State of California and in no other place.

          f. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

          g. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

          h. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

          i. Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

          j. Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

          k.   Headings.  The descriptive headings of the various
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          l. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this document the day and year first above written.

COMPANY:                           Caneum, Inc.

                                   By /s/ Douglas L.  Watkins
                                      Douglas L. Wadkins, Chairman
                                      Compensation Committee

CONSULTANT:                        /s/ Eric Chess Bronk
                                   Eric Chess Bronk